Exhibit 99.1

Vivid Seats Delivers Highest GOV Ever and Expands TAM Internationally

Raising Guidance for 2023 Marketplace GOV, Revenues and Adjusted EBITDA

CHICAGO, IL – August 8, 2023 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the second quarter ended June 30, 2023.

“It is an exciting time for Vivid Seats. We set a new quarterly record for Marketplace GOV and delivered solid profitability that is enabling compelling investments,” said Stan Chia, Vivid Seats CEO. “I'm thrilled to announce that we’ve expanded our TAM internationally with a definitive agreement to purchase Wavedash, the leading secondary ticketing marketplace in Japan. We are also excited to have entered into several strategic partnerships including with the Colorado Rockies, the L.A. Dodgers and the L.A. Chargers. Through partnerships such as these, we craft unique and premium experiences that drive differentiation, higher brand awareness and affinity, and ultimately contribute to higher customer repeat rates.”

Second Quarter 2023 Key Operational and Financial Metrics

•
Marketplace GOV of $953.7 million – up 17% from $814.8 million in Q2 2022
•
Revenues of $165.4 million – up 12% from $147.7 million in Q2 2022
•
Net income of $38.3 million – up 59% from $24.1 million in Q2 2022
•
Adjusted EBITDA of $31.1 million – up 2% from $30.3 million in Q2 2022

“Widespread strength in both live event supply and demand continued in the second quarter," said Lawrence Fey, Vivid Seats CFO. "Our 17% year-over-year Marketplace GOV growth is a testament to solid Vivid Seats execution against a healthy market backdrop. We are again raising our 2023 guidance and now expect both Marketplace GOV and Adjusted EBITDA to grow by double digits for the year. Our acquisition of Wavedash for approximately $61 million in cash* will expand profitability and reflects the strategic optionality that our cash flow and robust balance sheet enable as we seek opportunities to maximize long-term shareholder returns."

*Based on enterprise value, subject to closing adjustments, of ¥8.7 billion converted at 142.3 JPY/USD exchange rate.

Key Performance Indicators ('000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Marketplace GOV(1)	$953,739	$814,817	$1,809,267	$1,556,955
Total Marketplace orders(2)	2,627	2,410	4,902	4,429
Total Resale orders(3)	76	67	163	135
Adjusted EBITDA(4)	$31,077	$30,329	$73,512	$51,341

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $11.7 million and $23.8 million during the three and six months ended June 30, 2023, respectively, and $14.7 million and $49.5 million during the three and six months ended June 30, 2022, respectively.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of event cancellations that occurred during that period. During the three and six months ended June 30, 2023, our Marketplace segment experienced 29,351 and 49,831 event cancellations, respectively, compared to 35,916 and 127,316 event cancellations during the three and six months ended June 30, 2022, respectively.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of event cancellations that occurred during that period. During the three and six months ended June 30, 2023, our Resale segment experienced 827 and 1,512 event cancellations, respectively, compared to 711 and 3,270 event cancellations during the three and six months ended June 30, 2022, respectively.
(4)
Adjusted EBITDA is not a measure defined under accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance. Refer to the “Use of Non-GAAP Financial Measures” section below for more information and a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

2023 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2023 to be:

•
Marketplace GOV in the range of $3.4 billion to $3.6 billion (increased from $3.15 billion to $3.4 billion)
•
Revenues in the range of $630.0 million to $650.0 million (increased from $605.0 million to $630.0 million)
•
Adjusted EBITDA in the range of $125.0 million to $135.0 million** (increased from $115.0 million to $130.0 million)

Additional detail around the 2023 outlook will be available on the second quarter 2023 earnings call.

** We calculate forward-looking Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable GAAP measure. We do not provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss its second quarter 2023 financial results, 2023 financial outlook and acquisition of Wavedash. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: our future results of operations and financial position, including our expectations regarding Marketplace GOV, Revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our competitive positioning; our business strategy; the planned acquisition of Wavedash; and the plans and objectives of management for future operations. Words such as "estimate," "project," "expect," "anticipate," "forecast," "plan," "intend," "believe," "seek," "may," "will," "should," "future" and "propose," as well as similar expressions which predict or indicate future events or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions, many of which are outside of our control. Important factors that could cause actual results or outcomes to differ materially from those anticipated in the forward-looking statements include, but are not limited to: the supply and demand of large-scale sporting events, concerts and theater shows; our relationships with buyers, sellers and distribution partners; changes in internet search engine algorithms or in marketplace rules; competition in the ticketing industry; the willingness of artists, teams and promoters to continue to support the secondary ticket market; our ability to maintain and improve our platform and brand or to develop successful new solutions and enhancements or improve existing ones; the impact of potential unfavorable legislative developments; the successful completion of our acquisition and integration of Wavedash; the effects of any recession and inflation; ongoing and future effects of pandemics; our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure; the impact of cyber security risks, data loss or other breaches of our network security; our being a controlled company; and other factors detailed in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$306,202	$251,542
Restricted cash	672	748
Accounts receivable – net	46,301	36,531
Inventory – net	28,010	12,783
Prepaid expenses and other current assets	46,608	29,912
Total current assets	427,793	331,516
Property and equipment – net	10,356	10,431
Right-of-use assets – net	7,564	7,859
Intangible assets – net	82,031	81,976
Goodwill	715,258	715,258
Deferred tax assets	79,275	1,853
Other non-current assets	2,407	2,538
Total assets	$1,324,684	$1,151,431
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$204,217	$161,312
Accrued expenses and other current liabilities	192,038	181,970
Deferred revenue	30,070	31,983
Current maturities of long-term debt	2,750	2,750
Total current liabilities	429,075	378,015
Long-term debt – net	263,873	264,898
Long-term lease liabilities	14,808	14,911
Tax Receivable Agreement liability	98,977	—
Other non-current liabilities	20,868	13,445
Total long-term liabilities	398,526	293,254
Commitments and contingencies
Redeemable noncontrolling interests	790,416	862,860

Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at June 30, 2023 and December 31, 2022; 101,611,805 and 82,410,774 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	11	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 99,800,000 and 118,200,000 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	10	12
Additional paid-in capital	717,990	663,908
Treasury stock, at cost, 5,291,497 and 4,342,477 shares at June 30, 2023 and December 31, 2022, respectively	(40,106)	(32,494)
Accumulated deficit	(971,238)	(1,014,132)
Total Shareholders' deficit	(293,333)	(382,698)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' deficit	$1,324,684	$1,151,431

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$165,380	$147,694	$326,443	$278,466
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	42,616	32,422	80,376	64,586
Marketing and selling	65,192	59,412	119,964	113,640
General and administrative	38,307	36,207	70,696	65,482
Depreciation and amortization	2,704	1,726	5,302	3,111
Change in fair value of contingent consideration	(1,052)	—	(1,018)	—
Income from operations	17,613	17,927	51,123	31,647
Other (income) expense:
Interest expense – net	2,772	2,699	6,052	6,641
Loss on extinguishment of debt	—	—	—	4,285
Other (income) expense	1,000	(8,832)	673	(6,553)
Income before income taxes	13,841	24,060	44,398	27,274
Income tax expense (benefit)	(24,485)	—	(24,200)	76
Net income	38,326	24,060	68,598	27,198
Net income attributable to redeemable noncontrolling interests	7,614	14,405	25,704	16,284
Net income attributable to Class A Common Stockholders	$30,712	$9,655	$42,894	$10,914

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$68,598	$27,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,302	3,111
Amortization of deferred financing costs and interest rate cap	453	575
Equity-based compensation expense	12,910	8,909
Loss on extinguishment of debt	—	4,285
Change in fair value of warrants	673	(6,553)
Amortization of leases	295	1,177
Loss on asset disposals	17	—
Change in fair value of contingent consideration	(1,018)	—
Deferred taxes	(24,577)	—
Change in assets and liabilities:
Accounts receivable	(9,770)	(8,171)
Inventory	(15,227)	(9,429)
Prepaid expenses and other current assets	(16,696)	13,412
Accounts payable	42,905	(638)
Accrued expenses and other current liabilities	13,586	(38,014)
Deferred revenue	(1,913)	7,518
Other non-current assets and liabilities	7,132	(1,974)
Net cash provided by operating activities	82,670	1,406
Cash flows from investing activities
Purchases of property and equipment	(606)	(1,392)
Purchases of personal seat licenses	(486)	(137)
Investments in developed technology	(4,491)	(5,394)
Cash adjustment in acquisition	—	(8)
Net cash used in investing activities	(5,583)	(6,931)
Cash flows from financing activities
Payments of February 2022 First Lien Loan	(1,375)	(687)
Repurchase of common stock as treasury stock	(7,612)	—
Cash paid for milestone payments	(2,500)	—
Tax distributions	(11,016)	—
Payments of June 2017 First Lien Loan	—	(465,712)
Proceeds from February 2022 First Lien Loan	—	275,000
Payments of deferred financing costs and other debt-related costs	—	(4,856)
Net cash used in financing activities	(22,503)	(196,255)
Net increase (decrease) in cash, cash equivalents, and restricted cash	54,584	(201,780)
Cash, cash equivalents, and restricted cash – beginning of period	252,290	489,810
Cash, cash equivalents, and restricted cash – end of period	$306,874	$288,030

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP financial measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is a key measure used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with GAAP and may exclude recurring costs, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$38,326	$24,060	$68,598	$27,198
Income tax expense (benefit)	(24,485)	—	(24,200)	76
Interest expense – net	2,772	2,699	6,052	6,641
Depreciation and amortization	2,704	1,726	5,302	3,111
Sales tax liability(1)	—	2,010	—	2,932
Transaction costs(2)	4,488	2,345	4,944	3,747
Equity-based compensation(3)	7,380	5,312	12,910	8,909
Loss on extinguishment of debt(4)	—	—	—	4,285
Litigation, settlements and related costs(5)	(66)	1,009	234	995
Change in fair value of warrants(6)	1,000	(8,832)	673	(6,553)
Change in fair value of contingent consideration(7)	(1,052)	—	(1,018)	—
Loss on asset disposals(8)	10	—	17	—
Adjusted EBITDA	$31,077	$30,329	$73,512	$51,341
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in the required jurisdictions. The sales tax liability presented herein represents the tax liability for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. The remaining historic sales tax liability payments were made during the year ended December 31, 2022.
(2)
Transaction costs consist of legal, accounting, tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs recognized in 2023 were primarily related to expenses incurred in connection with a secondary offering by Hoya Topco, LLC of our Class A common stock, expenses incurred for strategic investments and legal expenses and retention bonuses related to our acquisition of Betcha Sports, Inc. (“Betcha,” which was rebranded as “Vivid Picks”). Transaction costs recognized in 2022 were primarily related to the merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”), our acquisition of Betcha and the refinancing of the June 2017 First Lien Loan with the February 2022 First Lien Loan.
(3)
We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted pursuant to the 2021 Incentive Award Plan (the “2021 Plan”), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees, directors and consultants. The 2021 Plan became effective on October 18, 2021.
(4)
Losses incurred resulted from the extinguishment of the June 2017 First Lien Loan in February 2022.

(5)
These amounts relate to external legal costs, settlement costs and insurance recoveries, which were unrelated to our core business operations.
(6)
This relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(7)
This relates to the revaluation of Vivid Picks cash earnouts.
(8)
This relates to asset disposals, which are not considered indicative of our core operating performance.